As filed with the Securities and Exchange Commission on May 21, 1999
                                                                REGISTRATION NO.
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                            HUDSON CITY BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                    06-1497903
      (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
             INCORPORATION OR                            IDENTIFICATION NO.)
               ORGANIZATION)
                              WEST 80 CENTURY ROAD
                            PARAMUS, NEW JERSEY 07652
                                 (201) 967-1900
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

                           PROFIT INCENTIVE BONUS PLAN
                           OF HUDSON CITY SAVINGS BANK
                            (FULL TITLE OF THE PLAN)
                                 ---------------

                               Leonard S. Gudelski
                Chairman of the Board and Chief Executive Officer
                            Hudson City Bancorp, Inc.
                              West 80 Century Road
                            Paramus, New Jersey 07652
                                 (201) 967-1900

                                    Copy to:

                             W. Edward Bright, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 38th Floor
                            New York, New York 10048
                                 (212) 912-7400
        (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER AND AREA
                           CODE, OF AGENT FOR SERVICE)
                                 ---------------

                                                      CALCULATION OF REGISTRATION FEE

                                       Amount to be Registered(1) Proposed Maximum Offering     Proposed Maximum        Amount of
Title of Securities to be Registered                                Price Per Share (2)    Aggregate Offering Price Registration Fee
                                                                                                      (2)
    Common Stock, $.01 par value            2,000,000 shares              $10.00                  $20,000,000            $5,560
   Plan Participation Interests(3)                --                        --                        --                  --
====================================================================================================================================

(1) Based on the estimated number of shares of common stock of Hudson City Bancorp, Inc. ("Hudson") under the Profit Incentive Bonus Plan of Hudson City Savings Bank (the "Plan") with the current assets of the Plan and the projected contributions to the Plan through December
         1, 2002.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which shares of common stock of Hudson offered pursuant to the Plan are deemed to be offered at $10 per share, the price at which shares of Hudson common stock are being offered to the public pursuant to the Registration Statement on Form S-1, as amended (Registration No. 333-74383).

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.


                  Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information heretofore filed with the Commission by the Registrant (File No. 333-74383) are incorporated by reference in this registration statement:

         (1) the Prospectus for Common Stock of Hudson City Bancorp, Inc. dated May 14, 1999, which was filed with the Commission pursuant to Rule 424(b) under the Securities Act (Registration No. 333-74383); and

         (2) the description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A dated May 7, 1999, Registration No. 0-23896.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  Hudson City Bancorp, Inc. will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to:
Douglas C. Yingling, Hudson City Bancorp, Inc., West 80 Century Road, Paramus, NJ 07552. Telephone requests may be directed to (201) 967-0332 ext. 1233.


ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law "DGCL") inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding (other than an action by or in the right of the corporation ) by reason of the fact such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because indemnitee has met the applicable standard of conduct.

                  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

                  Article IX of the Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL. Article X of the Company's Certificate of Incorporation requires the Company, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director of officer of the Company, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Company, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the written request of the Company.

                  Article X also empowers the Company to purchase and maintain insurance to protect itself and its directors and officers, and those who were or have agreed to become directors and officers, against any liability, regardless of whether or not the Company would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Company is also authorized by its Certificate of Incorporation to enter into individual indemnification contracts with directors and officers. The Company currently maintains directors' and officers' liability insurance consistent with the provisions of the Certificate of Incorporation.

                  The Company intends to enter into an Employment Agreement with each of Leonard S. Gudelski, Ronald E. Hermance, Jr. and John M. Tassillo pursuant to which it would undertake contractually to provide indemnification and insurance coverage in the manner described above.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.           EXHIBITS.

                  4.1 The Profit Incentive Bonus Plan of Hudson City Savings Bank, restated as of October 1, 1989, and as amended through March 11, 1999, incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1, dated March 15, 1999, as amended, Registration No. 333- 74383, and any amendments thereto.
                  4.2 Trust Agreement by and between Hudson City Savings Bank and Bankers Trust Company made as of January 1, 1976 for the Profit Incentive Bonus Plan of Hudson City Savings Bank.
                  4.3 Amendment adopted November 14, 1985 to Trust Agreement dated January 1, 1976 by and between Hudson City Savings Bank and Bankers Trust Company.
                  4.4 Certificate of Incorporation of Hudson City Bancorp Inc., incorporated by reference to Exhibit 3.16, the Registrant's Registration Statement on Form S-1, dated March 15, 1999, as amended, Registration No. 333-74383, and any amendments thereto.
                  4.5 By-Laws of Hudson City Bancorp, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-1, dated March 15, 1999, as amended, Registration No. 333-74383, and any amendments thereto.
                  5 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered, incorporated by reference to
                           Exhibit 5.1 to the Registrant's Registration
                           Statement on Form S-1, dated March 15, 1999, as amended, Registration No. 333-74383, and any amendments thereto.
                  23.1     Consent of Thacher Proffitt & Wood.
                  23.2     Consent of KPMG LLP.


ITEM 9.           UNDERTAKINGS.

         A. QUALIFICATION OF PLAN. The undersigned Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under section 401(a) of the Internal Revenue Code of 1986, as amended.

         B. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         C. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         D. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         E. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Bergen, State of New Jersey on the 21st of May 1999.

                                 Hudson City Bancorp, Inc.
                                 (Registrant)


                                 By:/s/ Leonard S. Gudelski
                                    -----------------------------------
                                        Leonard S. Gudelski
                                        Chairman of the Board, Chief Executive
                                        Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.







               SIGNATURE                            TITLE                                     DATE
               ---------                            -----                                     ----

  /s/ Leonard S. Gudelski                   Director, Chairman of the Board and           May 21, 1999
-------------------------------------       Chief Executive Officer                       ------------
         Leonard S. Gudelski                (Principal Executive Officer)

  /s/ Ronald E. Hermance                    Director, President, and Chief                May 21, 1999
-------------------------------------       Operating Officer (Principal Financial        ------------
         Ronald E. Hermance                 Officer) Director

  /s/ Verne S. Atwater                      Director                                      May 21, 1999
-------------------------------------                                                     ------------
         Verne S. Atwater

  /s/ John D. Birchby                       Director                                      May 21, 1999
-------------------------------------                                                     ------------
         John D. Birchby

  /s/ Kenneth L. Birchby                    Director                                      May 21, 1999
-------------------------------------                                                     ------------
         Kenneth L. Birchby



               SIGNATURE                            TITLE                                     DATE
               ---------                            -----                                     ----

  /s/ Victoria H. Bruni                          Director                                 May 21, 1999
-------------------------------------                                                     ------------
         Victoria H. Bruni

  /s/ William s. Cosgrove                        Director                                 May 21, 1999
-------------------------------------                                                     ------------
         William J. Cosgrove

  /s/ Andrew J. Egner, Jr.                       Director                                 May 21, 1999
-------------------------------------                                                     ------------
         Andrew J. Egner, Jr.

  /s/ John W. Klie                               Director                                 May 21, 1999
-------------------------------------                                                     ------------
         John W. Klie

  /s/ Donald O. Quest                            Director                                 May 21, 1999
-------------------------------------                                                     ------------
         Donald O, Quest

  /s/ Arthur V. Wynne, Jr.                       Director                                 May 21, 1999
-------------------------------------                                                     ------------
         Arthur V. Wynne, Jr.


                  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Bergen, State of New Jersey, on May 21, 1999.

                                       Profit Incentive Bonus Plan of
                                       Hudson City Savings Bank





                                       By:  /s/ Douglas C. Yingling
                                            ------------------------------------
                                                Douglas C. Yingling
                                                Plan Administrator

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                                              DESCRIPTION
------                                              -----------

4.1               The Profit Incentive Bonus Plan of Hudson City Savings Bank, restated
                  as of October 1, 1989, and as amended through March 11, 1999, incorporated by reference to Exhibit 10.26 to the Registrant's
                  Registration Statement on Form S-1, dated March 15, 1999, as amended,
                  Registration No. 333-74383, and any amendments thereto.
4.2               Trust Agreement by and between Hudson City Savings Bank and
                  Bankers Trust Company made as of January 1, 1976 for the Profit
                  Incentive Bonus Plan of Hudson City Savings Bank.
4.3               Amendment adopted November 14, 1985 to Trust Agreement dated
                  January 1, 1976 by and between Hudson City Savings Bank and Bankers
                  Trust Company.
4.4               Certificate of Incorporation of Hudson City Bancorp Inc., incorporated by reference to Exhibit 3.16 to the Registrant's Registration Statement
                  on Form S-1, dated March 15, 1999, as amended, Registration No. 333-
                  74383, and any amendments thereto.
4.5               By-Laws of Hudson City Bancorp, Inc., incorporated by reference to the
                  Registrant's Registration Statement on Form S-1, dated March 15, 1999, as amended, Registration No. 333-74383, and any amendments thereto.
5                 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered
                  incorporated by reference to Exhibit 5.1 to the Registrant's
                  Registration Statement on Form S-1, dated March 15, 1999, as amended, Registration No. 333-74383, and any amendments
                  thereto.
23.1              Consent of Thacher Proffitt & Wood.
23.2              Consent of KPMG LLP.